                                                                  EXHIBIT 5(b)-1

                             SUB-ADVISER AGREEMENT

         Sub-Adviser Agreement executed as of April 8, 1993 between SIERRA INVESTMENT ADVISORS CORPORATION, a California corporation (the "Manager"), and J.P. MORGAN INVESTMENT MANAGEMENT, INC., a Delaware corporation (the "Sub-Adviser").

         Witnesseth:

         That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.       SERVICES TO BE RENDERED BY SUB-ADVISER TO THE TRUST.

         (a) Subject always to the control of the Trustees of The Sierra Variable Trust, a Massachusetts business trust (the "Trust") and to the overall supervision of the Manager, the Sub-Adviser, at its expense, will furnish continuously an investment program for the portfolio represented by shares of The Global Money Fund series (the "Fund"). The Sub-Adviser will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities. In the performance of its duties, the Sub-Adviser will comply with the provisions of the Agreement and Declaration of Trust, the By-laws of the Trust and the stated investment objectives, policies and restrictions of the Fund as set forth in its registration statement on Form N-1A, File No. 33-57732, and will use its best efforts to safeguard and promote the welfare of the Fund, and to comply with other policies which the Trustees or the Manager, as the case may be, may from time to time determine and provide to the Sub-Adviser in writing (including any additional requirements with respect to applicable insurance laws or regulations). The Manager represents that all such copies of the Trust's Registration Statement, including exhibits, have been or will be provided to the Sub-Adviser, and the Manager agrees promptly to provide the Sub-Adviser with all amendments or supplements to the Registration Statement. The Sub-Adviser shall make its officers and employees available to the Manager at reasonable times to review investment policies of the Fund and to consult with the Manager regarding the investment affairs of the Fund.

         (b) The Sub-Adviser, at its expense, will furnish all necessary office space and equipment, bookkeeping and clerical services (excluding shareholder accounting and transfer agency services) required for it to perform its duties hereunder and will pay all salaries, fees and expenses of officers and Trustees of the Trust who are affiliated with the Sub-Adviser and not otherwise affiliated with the Manager.

         (c) In the selection of brokers, dealers, futures commissions merchants or any other sources of portfolio investments for the Fund (hereafter, "brokers or dealers") and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Sub-Adviser shall use its best efforts to obtain the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain the most favorable price and execution available, the Sub-Adviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Trust may determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Trust to pay, on behalf of the Fund, a broker or dealer that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to the Trust and to other clients of the Sub-Adviser as to which the Sub-Adviser exercises investment discretion. As provided in the Management Contract between the Trust and the Manager with respect to the Fund, dated as of April 8, 1993 (the "Management Contract"), the Trust agrees that any entity or person associated with the Manager or Sub-Adviser which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Trust has consented to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(2)(iv).

         (d) The Sub-Adviser shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Sub-Adviser pursuant to this
Section 1.

         (e) The Sub-Adviser shall maintain all books and records with respect to the Fund's portfolio transactions required by subparagraphs (b)(5) - (b)(11) and paragraph (f) of Rule 31a-1 under the Investment Company Act of 1940, as amended, and shall render to the Board of Trustees of the Trust such periodic and special reports as the Board may reasonably request.

2.       OTHER AGREEMENTS, ETC.

         The Trust understands that the Sub-Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to one or more other investment companies or series of investment companies, and the Trust has no objection to the Sub-Adviser so acting, PROVIDED THAT whenever the Fund and one or more other accounts or investment companies advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures believed to be equitable to each entity. Similarly, opportunities to sell securities will be allocated in an equitable manner. The Trust recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund. In addition, the Trust understands that the persons employed by the Sub-Adviser to assist the performance of the Sub-Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

3.       COMPENSATION TO BE PAID BY THE MANAGER TO THE SUB-ADVISER.

         The Manager will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered and for the expenses borne by the Sub- Adviser pursuant to Section 1, a fee, computed and paid monthly at the annual rate of 0.15% of the value of the Fund's average daily net assets. Such average daily net asset value of the Fund shall be determined by taking an average of all of the determinations of such net asset value during such month at the close of business on each business day during such month while this contract is in effect. Such fee shall be payable for each month within 10 business days after the end of such month.

         If the Sub-Adviser shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

4.       ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS CONTRACT.

         This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the Management Contract shall have terminated for any reason and the Manager shall have provided prior notice of any such termination of the Management Contract; and this Agreement shall not be amended unless such amendment be approved at a meeting by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager or of the Sub-Adviser.

5.       EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

         This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

                 (a) The Trust may at any time terminate this Agreement by not more than sixty days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager and the Sub-Adviser, or

                 (b) If (i) the Trustees of the Trust or the shareholders by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager or of the Sub-Adviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate as at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in a manner consistent with the Investment Company Act of 1940 and the Rules and Regulations thereunder, or

                 (c) The Manager may at any time terminate this Agreement by not less than sixty days' written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Adviser, and the Sub-Adviser may at any time terminate this Agreement by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager.

         Action by the Trust under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

         Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

6.       CERTAIN INFORMATION.

         The Sub-Adviser shall promptly notify the Manager in writing of the occurrence of any of the following events: (a) the Sub-Adviser shall fail to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended from time to time, and under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement, (b) the Sub-Adviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust and (c) there shall be any change in the control of the Sub-Adviser.

7.       CERTAIN DEFINITIONS.

         For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding shares" of the Fund means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of or the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

         For the purposes of this Agreement, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act of 1940 and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and the Rules and Regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

8.       STATEMENTS AND REPRESENTATIONS OF THE MANAGER

         The Manager believes, to the best of its knowledge after reasonable inquiry, that the Trust's investment objectives, policies and guidelines will be in conformity in all material respects with applicable insurance laws and regulations.

         The Manager represents that (i) the appointment of the Sub-Adviser has been duly authorized and (ii) it has acted and will continue to act, and that the Trust's investment objectives, policies and guidelines will be, in conformity in all material respects with other applicable laws in connection with this Agreement and the transactions contemplated hereunder.

9.       NONLIABILITY OF SUB-ADVISER.

         The Sub-Adviser shall exercise its best judgment in rendering its services under this agreement. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, or reckless disregard of its obligations and duties hereunder ("Disqualifying Conduct"), the Sub-Adviser shall not be subject to any liability to the Trust or the Fund, or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

         The Manager shall indemnify and hold harmless the Sub-Adviser from and against all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses) (collectively, "Losses"), howsoever arising under this Agreement or the performance by the Sub-Adviser of its duties hereunder; provided, however, that nothing contained herein shall require that the Sub-Adviser be indemnified for Losses resulting from Disqualifying Conduct.

10.      LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

         A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

         IN WITNESS WHEREOF, SIERRA INVESTMENT ADVISORS CORPORATION and J.P.MORGAN INVESTMENT MANAGEMENT, INC. have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

                                      SIERRA INVESTMENT ADVISORS CORPORATION



                                      By        \s\ Michael D. Goth
                                        --------------------------------
                                        Name:  Michael D. Goth
                                        Title:  Chief Operating Officer



                                        J.P. MORGAN INVESTMENT MANAGEMENT, INC.



                                        By        \s\ Thomas Pernice
                                          --------------------------------
                                          Name:  Thomas Pernice
                                          Title:  Vice President



Accepted and agreed to
as of the day and year
first above written:

THE SIERRA VARIABLE TRUST


By: \s\ Keith  B. Pipes
   --------------------------------
   Name:  Keith B. Pipes
   Title:  Executive Vice President
           Treasurer & Secretary